Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the Quarterly Report on Form 10-Q of Biostar Pharmaceuticals, Inc. (the “Company”) for the fiscal period ended March 31, 2015 (the “Report”), I, Qinghua Liu, Interim Chief Financial Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/ Qinghua Liu
Qinghua Liu
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Date:  May 15, 2015

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.